Applied
Biosystems
Financial Services

May 18, 2001

Dr. Tony Frudakis
DNAPrInt Genomics Inc.
900 Coconut Avenue
Sarasota, FL 34236

Dear Dr. Frudakis,

I am pleased to submit the following Finance Commitment for instrumentation manufactured by Applied Biosystems.

LESSEE:                    DNAPrint genomics, Inc.

INSTRUMENT:                3700 Refurb unit - as described on quotation #20120715

INSTRUMENT COST:           $ 264,634.00

DOWN PAYMENT:              $  30,000.00

AMOUNT FINANCED:           $ 234,634.00

TERM OF LEASE:             The lease term shall commence upon completion of installation of the instrument.

PAYMENTS:                  Payments are to be paid monthly, each in advance, and each equal
                           to: Twenty-four (24) months        $11,045.00

LEASE END PURCHASE OPTION: $1.00

SECURITY DEPOSIT:          None required.

DOCUMENTATION FEE:         $150.00

ADVANCED PAYMENT:          Down payment above.

COMMITMENT FEE:            None required.

OPERATING EXPENSES:        All operating expenses, including insurance, maintenance,
                           taxes and assessments, shall be the responsibility of the Lessee.

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INSURANCE:                 Prior to delivery and acceptance of the Equipment, Lessee
                           shall be required to furnish physical damage and liability insurance in the amounts and with endorsements acceptable
                           to Lessor.

RATE INDEXING:             The rate quoted herein will increase or decrease based
                           on the increase or decrease in comparable term U.S. Treasury
                           Notes as published in the eastern edition of the Wall
                           Street Journal at the time of lease closing.

COMMITMENT:                The terms and conditions of this commitment have been
                           credit approved. Upon acceptance of this commitment lease
                           documents will be issued.

OTHER TERMS:               Upon receipt of executed lease documents and down payment
                           by May 24, 2001 the 3700 Refurb unit will be reserved.
                           The unit will not ship until receipt of written confirmation of funding from Tampa Bay Financial, Inc. for June 2001 - June 2002.

This commitment must be accepted prior to May 24, 2001 or it will expire automatically. 1 appreciate the opportunity to submit this commitment and to do business with you. If you have any questions, or if this commitment does not specifically address any consideration important to you, please call me at
508-366-7740. I look forward to working with you.

Very truly yours,                           Agreed and Accepted

Susan J. Hipp
Financial Services Representative           Name

                                            Title

                                            Date